UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2011

                                                                                      XOMA LTD.
(Exact name of registrant as specified in its charter)

                                                                                                                                                    BERMUDA
(State or other jurisdiction of incorporation)

                         0-14710                                                                                                                                                                                                                           52-2154066
(Commission File Number)                                                                                                                                                                                      (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                                                                                                                    94710
(Address of principal executive offices)                                          (Zip Code)

Registrant's telephone number, including area code                                                                                                                        (510) 204-7200

                                  Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2011, the Board of Directors (the “Board”) of XOMA Ltd. (the “Company”) accepted the resignation of Steven B. Engle as Chairman of the Board, Chief Executive Officer and President of the Company and as a member of the Board and appointed John Varian, currently a member of the Board, to serve as interim Chief Executive Officer of the Company.

Pursuant to Mr. Engle’s Amended and Restated Employment Agreement effective as of December 30, 2008, he will receive as severance: one and one-half times his current base salary and target bonus for the current fiscal year, continuation of benefits for up to eighteen (18) months, a pro-rated portion of his current target bonus, and outplacement services for twelve (12) months not to exceed $15,000 in value.  To assist in implementing an orderly transition of management responsibilities, Mr. Engle and the Company have also entered into a Consulting Agreement through December of 2014.  Under this agreement, the Company will pay Mr. Engle $15,300 per month for the first six months and thereafter as may be agreed between Mr. Engle and the Company.  Pursuant to his existing option agreements and the Company’s share option plans, Mr. Engle’s outstanding options will remain exercisable and continue to become exercisable, in accordance with their existing terms, during the term of this consulting arrangement.  A copy of the Consulting Agreement with Mr. Engle is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Mr. Engle has also agreed to release the Company from any and all claims he has or may have against the Company arising out of his employment with the Company, including the separation of his employment.

Effective August 31, 2011, the Company entered into an Employment Agreement with Mr. Varian, which provides for Mr. Varian’s employment as interim Chief Executive Officer at a salary of $400,000 per year (in addition to his standard cash compensation as a director).  Under his Employment Agreement, Mr. Varian is entitled to participate in any benefit plan for which key executives of the Company are eligible, excluding the Company’s CEO Incentive Compensation Plan and Management Incentive Compensation Plan.  Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Mr. Varian will be entitled to his then current salary for, if such termination or resignation occurs prior to December 31, 2011, a period of two (2) months or, if such termination or resignation occurs thereafter, a period of three (3) months.  Mr. Varian will not receive any option grants in connection with entering into his Employment Agreement.  A copy of the Employment Agreement with Mr. Varian is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Mr. Varian has been a director of the Company since December of 2008.  He served as Chief Operating Officer of Aryx Therapeutics from December of 2003 to August of 2011 and as its Chief Financial Officer from April of 2006 to March of 2011.  Prior to joining Aryx Therapeutics, Mr. Varian was the CFO of Genset S.A., where he was a key member of the team negotiating the company’s sale to Serono S.A. in 2002.  Mr. Varian served on the Board of Nventa Biopharmaceuticals Corporation until the company merged with Akela Pharma Inc. in March of 2009.  From October of 1998 to April of 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation.  Prior to the acquisition, he served as Neurex Corporation’s CFO from June of 1997 until October of 1998.  From 1991 until 1997, Mr. Varian served as the VP Finance and CFO of Anergen Inc.  Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young from 1987 until 1991 where he focused on life sciences.  He is a founding member of the Bay Area Bioscience Center and a former chairman of the Association of Bioscience Financial Officers International Conference.  Mr. Varian received a B.B.A. degree from Western Michigan University.

In order to maintain compliance with the rules and regulations of The NASDAQ Stock Market and the Securities and Exchange Commission regarding the composition of audit committees, Mr. Varian has resigned as chairman and a member of the Audit Committee of the Board, and the Board has appointed Jack L. Wyszomierski, currently a member of the Audit Committee, as chairman of that committee and William K. Bowes, Jr., currently a member of the Board, as a member thereof.

Item 8.01 Other Events.

Effective August 31, 2011, following the resignation of Steven B. Engle as Chairman of the Board, Chief Executive Officer and President, the Board appointed W. Denman Van Ness, currently a member of the Board and its Lead Independent Director, to serve as Chairman of the Board.  Mr. Van Ness has been a director of the Company since October of 1981 and was appointed Lead Independent Director in January of 2008.

Mr. Van Ness has agreed that he will not receive any compensation for serving as Chairman of the Board in addition to that which he receives as Lead Independent Director and a member of the Board and certain of its committees, although the Board may in its discretion agree to a different compensation arrangement with Mr. Van Ness in the future.

A copy of the press release announcing Mr. Engle’s resignation and the appointments of Mr. Varian as interim Chief Executive Officer and Mr. Van Ness as Chairman of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Exhibits.

10.1.	Consulting Agreement effective as of August 31, 2011 between XOMA (US) LLC and Steven B. Engle.

10.2.	Employment Agreement effective as of August 31, 2011 between XOMA (US) LLC and John Varian.

99.1.	Press Release dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 1, 2011                                                                              XOMA LTD.

By:	/s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Number                      Description

10.1.	Consulting Agreement effective as of August 31, 2011 between XOMA (US) LLC and Steven B. Engle.

10.2.	Employment Agreement effective as of August 31, 2011 between XOMA (US) LLC and John Varian.

99.1.	Press Release dated August 31, 2011.